Office of the Secretary of State

Corporations Division

Articles of Amendment

Of

Articles of Incorporation

Article One

The Name of the Corporation Is:

VPartments, Inc.

Article Two

The Corporation Hereby Adopts The Following Amendment To Change The Name Of the Corporation

The New Name of The Corporation Is:

VDigs, Inc.

Article Three

The Amendment Was Duly Adopted By The Following Method (choose one box only):

___ The amendment was adopted by the incorporators prior to the issuance of shares.

 X  The amendment as adopted by a sufficient vote of the shareholders.

___ The Amendment Was Adopted By The Board of Directors Without Shareholder Action As Shareholder Action Was Not Required.

Article Four

The Date Of The Adoption Of The Amendment(s) Was:

April 11, 2014

Article Five

The undersigned does hereby certify that a notice to publish the filing of articles of amendment to change the corporation’s name along with the publication fee of $40.00 has been forwarded to the legal organ of the county of the registered office as required by OcC.G.A Section 14-2-1006.1

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment

On April 11, 2014

/s/ Sean Rheyynhewohenh

Sean Rheyynhewohenh, President